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                                     BY-LAWS

                                       OF

                                TIME WARNER INC.

              Incorporated under the Laws of the State of Delaware

                           Effective November 21, 1996








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                                TABLE OF CONTENTS



                                                                                             Page
                                                                                             ----
                             ARTICLE I:  Offices                                             1

        Registered Office................................................................... 1
        Other Offices....................................................................... 1

                        ARTICLE II: Meetings of Stockholders                                 1

        Place of Meeting.................................................................... 1
        Annual Meetings..................................................................... 1
        Special Meetings.................................................................... 2
        Notice of Meetings.................................................................. 2
        Quorum.............................................................................. 2
        Adjournments........................................................................ 3
        Order of Business................................................................... 3
        List of Stockholders................................................................ 5
        Voting.............................................................................. 5
        Inspectors.......................................................................... 6
        Public Announcements................................................................ 6

                         ARTICLE III:  Board of Directors                                    7

        General Powers...................................................................... 7
        Number, Qualification and Election.................................................. 7
        Notification of Nominations..........................................................8
        Quorum and Manner of Acting.........................................................10
        Place of Meeting....................................................................10
        Regular Meetings....................................................................10
        Special Meetings....................................................................10
        Notice of Meetings..................................................................10
        Rules and Regulations...............................................................11
        Participation in Meeting by Means of
               Communications Equipment.....................................................11
        Action without Meeting..............................................................11
        Resignations........................................................................11
        Removal of Directors................................................................12
        Vacancies...........................................................................12
        Compensation........................................................................12
        Independent Directors...............................................................12


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

           ARTICLE IV:  Committees of the Board of Directors                                13

        Establishment of Committees of the Board of
               Directors; Election of Members of Committees
               of the Board of Directors; Functions of
               Committees of the Board of Directors.........................................13
        Procedure; Meetings; Quorum.........................................................14

                             ARTICLE V:  Officers                                           15

        Number; Term of Office..............................................................15
        Removal.............................................................................16
        Resignation.........................................................................16
        Vacancies...........................................................................16
        Chairman of the Board...............................................................16
        Chief Executive Officer.............................................................16
        The President.......................................................................17
        Chief Operating Officer ............................................................17
        Vice-Chairman of the Board..........................................................17
        Chairman of the Executive Committee.................................................17
        Chief Financial Officer.............................................................18
        Vice-Presidents.....................................................................18
        Treasurer...........................................................................18
        Controller..........................................................................19
        Secretary...........................................................................19
        Assistant Treasurers and Assistant
               Secretaries..................................................................19

                      ARTICLE VI:  Indemnification                                          20

        Right to Indemnification............................................................20
        Insurance, Contracts and Funding....................................................21
        Indemnification Not Exclusive Right.................................................21
        Advancement of Expenses; Procedures; Presumptions
               and Effect of Certain Proceedings; Remedies..................................21
        Severability........................................................................26
        Indemnification of Employees Serving
               as Directors.................................................................27
        Indemnification of Employees and Agents.............................................27

                             ARTICLE VII:  Capital Stock                                    28

        Certificates for Shares.............................................................28
        Transfer of Shares..................................................................28
        Registered Stockholders and Addresses
               of Stockholders..............................................................29

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

        Lost, Destroyed and Mutilated Certificates..........................................29
        Regulations.........................................................................30
        Fixing Date for Determination of
               Stockholders of Record.......................................................30
        Transfer Agents and Registrars......................................................30

                             ARTICLE VIII:  Seal                                            31

                             ARTICLE IX:  Fiscal Year                                       31

                             ARTICLE X:  Waiver of Notice                                   31

                             ARTICLE XI:  Amendments                                        31

                             ARTICLE XII:  Miscellaneous                                    32

        Execution of Documents..............................................................32
        Deposits............................................................................32
        Checks..............................................................................32
        Proxies in Respect of Stock or Other
               Securities of Other Corporations.............................................33
        Subject to Law and Certificate of
               Incorporation................................................................33


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                                    ARTICLE I

                                     Offices

               SECTION  1.  Registered  Office.  The  registered  office of Time
Warner Inc. (hereinafter called the Corporation) in the State of Delaware shall be at 32 Loockerman Square, Suite L-100, Dover, Delaware 19901 and the registered agent shall be The Prentice-Hall Corporation System, Inc., or such other office or agent as the Board of Directors of the Corporation (the "Board") shall from time to time select.

               SECTION 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

               SECTION 1. Place of Meeting. All meetings of the stockholders of the Corporation (the "stockholders") shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board.

               SECTION  2.   Annual   Meetings.   The  annual   meeting  of  the
stockholders for the election of directors and for the transaction of such other business as may properly  come before the meeting shall be held on such date and at such hour as shall  from time to time be fixed by the Board.  Any  previously scheduled  annual meeting of the  stockholders may be postponed by action of the
Board taken prior to the time  previously  scheduled for such annual  meeting of stockholders.

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               SECTION 3. Special Meetings.  Except as otherwise required by law
or  the  Restated   Certificate  of   Incorporation   of  the  Corporation  (the
"Certificate")  and  subject  to the  rights  of the  holders  of any  series of
Preferred  Stock or Series Common Stock or any class or series of stock having a preference  over the Common Stock as to dividends or upon  liquidation,  special meetings of the  stockholders  for any purpose or purposes  may be called by the
Chairman,  either Co-Chief Executive Officer,  or the President or a majority of the  entire  Board.  Only such  business  as is  specified  in the notice of any special meeting of the stockholders shall come before such meeting.

               SECTION 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these By-laws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

               SECTION 5. Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular

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class, present in person or by proxy, shall constitute a quorum of such class.

               SECTION 6. Adjournments. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

               SECTION  7.   Order  of   Business.   At  each   meeting  of  the
stockholders, the Chairman or, in the absence of the Chairman, the President, or in the absence of both the Chairman and the  President,  such person as shall be selected  by the  Board  shall  act as  chairman  of the  meeting.  The order of business at each such  meeting  shall be as  determined  by the  chairman of the meeting.  The  chairman of the  meeting  shall have the right and  authority  to prescribe  such rules,  regulations  and  procedures and to do all such acts and things as are  necessary  or  desirable  for the proper  conduct of the meeting,
including,   without  limitation,   the  establishment  of  procedures  for  the
maintenance  of order and safety,  limitations on the time allotted to questions or  comments on the affairs of the  Corporation,  restrictions  on entry to such meeting after the time prescribed for the commencement  thereof, and the opening and closing of the voting polls.

               At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this
Section 7, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 7.

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               For business properly to be brought before an annual meeting by a stockholder,  the  stockholder  must have given timely notice  thereof in proper written  form to the  Secretary  of the  Corporation  (the  "Secretary").  To be
timely,  a  stockholder's  notice must be delivered to or mailed and received at the principal  executive  offices of the  Corporation  not less than 70 days nor more than 120 days prior to the anniversary  date of the  immediately  preceding annual meeting; provided, however, that in the event that the date of the annual meeting  is more  than 30 days  earlier  or more  than 60 days  later  than such anniversary date, notice by the stockholder to be timely must be so delivered or received  not earlier  than the 120th day prior to such  annual  meeting and not later  than the  close of  business  on the  later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the  date of such  meeting  is first  made.  To be in  proper  written  form,  a stockholder's  notice to the  Secretary  shall set forth in  writing  as to each matter the stockholder  proposes to bring before the annual meeting: (i) a brief description of the business  desired to be brought before the annual meeting and the reasons for conducting  such business at the annual  meeting;  (ii) the name and  address,  as they appear on the  Corporation's  books,  of the  stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially  owned by the stockholder;  (iv) any material interest of the stockholder in such business;  and (v) if the stockholder intends to solicit proxies in support of such  stockholder's  proposal,  a  representation  to that effect.  The  foregoing  notice  requirements  shall be  deemed  satisfied  by a stockholder  if the  stockholder  has  notified  the  Corporation  of his or her intention  to present a proposal  at an annual  meeting  and such  stockholder's proposal  has been  included  in a proxy  statement  that has been  prepared  by management  of the  Corporation  to solicit  proxies  for such  annual  meeting;
provided,  however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting,  the Corporation need not present such proposal for a vote at such meeting,  notwithstanding that proxies  in  respect  of such vote may have been  received  by the  Corporation.
Notwithstanding  anything in the By-laws to the contrary,  no business  shall be conducted at any annual  meeting  except in accordance  with the  procedures set forth in this Section 7. The chairman of an annual  meeting may refuse to permit any

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business to be brought  before an annual  meeting which fails to comply with the foregoing procedures or, in the case of a stockholder proposal, if the stockholder solicits proxies in support of such stockholder's proposal without having made the representation required by clause (v) of the second preceding sentence.

               SECTION 8. List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

               SECTION 9. Voting. Except as otherwise provided by law or by the Certificate, each stockholder of record of any series of Preferred Stock or Series Common Stock shall be entitled at each meeting of stockholders to such number of votes, if any, for each share of such stock as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation:

               (1) on the date fixed pursuant to Section 6 of Article VII of these By-laws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

               (2) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

               Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered

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to the secretary of such meeting at or prior to the time  designated for holding such meeting, but in any event not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

               At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate or these By-laws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class who are present in person or represented by proxy shall be the act of such class.

               Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

               SECTION 10. Inspectors. The chairman of the meeting shall appoint two or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be required by law or specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.

               SECTION 11. Public Announcements. For purpose of Section 7 of this Article II and Section 3 of Article III, "public announcement" shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Reuters Information Service or any similar or successor news wire service or
(ii) in a writing distributed generally to stockholders and in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 or any successor provisions thereto.

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                                   ARTICLE III

                               Board of Directors

               SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

               SECTION  2.  Number,   Qualification  and  Election.   Except  as
otherwise  fixed  by or  pursuant  to  the  provisions  of  Article  IV  of  the
Certificate  relating  to the rights of the  holders of any series of  Preferred
Stock or Series  Common Stock or any class or series of stock having  preference over the  Common  Stock as to  dividends  or upon  liquidation,  the  number  of directors of the Corporation  shall be determined from time to time by the Board by the  affirmative  vote of directors  constituting  at least a majority of the entire Board; provided that the number thereof may not be less than three.

               The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation pursuant to the terms of Article IV of the Certificate or any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible, with each class to hold office until its successors are elected and qualified. If the number of directors is changed by the Board, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal as possible; provided, however, that no decrease in the number of directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, at each such annual meeting of the stockholders, the

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successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

               Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

               In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

               SECTION 3. Notification of Nominations. Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3 and who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United
States mail, postage prepaid, to the Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) with respect to an election to be held at an annual meeting of stockholders, not less than 70 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the

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later of the 60th day prior to such  special  meeting or the 10th day  following the day on which  public  announcement  is first made of the date of the special meeting  and of the  nominees  to be elected at such  meeting.  Each such notice shall set forth: (a) the name and address of the stockholder who intends to make
the  nomination   and  of  the  person  or  persons  to  be  nominated;   (b)  a
representation  that the  stockholder  is a  holder  of  record  of stock of the
Corporation  entitled to vote at such meeting and intends to appear in person or by proxy at the  meeting to  nominate  the person or  persons  specified  in the notice;  (c) a description of all  arrangements  or  understandings  between the stockholder and each nominee and any other person or persons (naming such person or persons)  pursuant to which the nomination or  nominations  are to be made by the stockholder;  (d) such other information  regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange  Commission had each nominee been nominated,  or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a director of the  Corporation if so elected and (f) if the  stockholder  intends  to  solicit  proxies  in  support  of such stockholder's  nominee(s),  a representation to that effect. The chairman of the meeting  may  refuse to  acknowledge  the  nomination  of any person not made in compliance with the foregoing  procedure or if the stockholder  solicits proxies in favor of such stockholder's nominee(s) without having made the representation required  by the  immediately  preceding  sentence.  Only such  persons  who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors of the Corporation.

               Notwithstanding anything in the immediately preceding paragraph of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting of stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or

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mailed to and received by the  secretary at the principal  executive  offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

               SECTION 4. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these By-laws, a majority of the entire
Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

               SECTION 5. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

               SECTION 6. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

               SECTION 7. Special Meetings. Special meetings of the Board shall be held whenever called by the Chairman, either Co- Chief Executive Officer, or the President or by a majority of the directors.

               SECTION 8. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director's residence

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or usual  place of  business,  at least  two days  before  the day on which  the meeting is to be held or shall be sent to such director at such place by telegraph or telecopy or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

               SECTION 9. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

               SECTION 10.  Participation in Meeting by Means of  Communications
Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

               SECTION 11. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes or proceedings of the Board or of such committee.

               SECTION 12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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               SECTION 13.  Removal of Directors.  Directors may be removed only as provided in Section 4 of Article VI of the Certificate.

               SECTION 14. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or Series Common Stock or any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 3 of Article II of these By-laws. Any director elected in accordance with the preceding sentence of this Section 14 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

               SECTION 15. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash or stock) for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

               SECTION 16.  Independent Directors.

                      (a) Independence of Members of Board of Directors at Time of Nomination. At the time that the Board determines the slate of directors for election at an Annual Meeting of

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Stockholders,  a majority of the members of the Board,  assuming the election of the nominated slate and taking into account resignations effective on or prior to such Annual Meeting, shall be determined by the Board to be eligible to be classified as independent directors.

                      (b)  Directors  Elected to Fill  Vacancies on the Board or
Newly  Created  Directorships.  If the Board  elects  directors  between  Annual
Meetings of Stockholders to fill vacancies or newly created directorships, the majority of all directors holding office immediately after such elections shall be determined by the Board to be eligible to be classified as independent directors.

                      (c) Determination of Independence of Directors. In its determination of a director's eligibility to be classified as an independent director pursuant to this Section 16, the Board shall consider, among such other factors as it may in any case deem relevant, that the director: (i) has not been employed by the Corporation as an executive officer within the past three years;
(ii) is not a paid adviser or consultant to the Corporation and derives no financial benefit from any entity as a result of advice or consultancy provided to the Corporation by such entity; (iii) is not an executive officer, director or significant stockholder of a significant customer or supplier of the Corporation; (iv) has no personal services contract with the Corporation; (v) is not an executive officer or director of a tax-exempt entity receiving a significant part of its annual contributions from the Corporation; (vi) is not a member of the immediate family of any director who is not considered an independent director; and (vii) is free of any other relationship that would interfere with the exercise of independent judgment by such director.

                                   ARTICLE IV

                      Committees of the Board of Directors

               SECTION 1. Establishment of Committees of the Board of Directors;
Election of Members of Committees of the Board of Directors; Functions of Committees of the Board of Directors. The

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Board may, in accordance with and subject to the General  Corporation Law of the
State of Delaware, from time to time establish committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board may from time to time determine.

               SECTION 2. Procedure; Meetings; Quorum. Regular meetings of committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of any committee of the Board shall be sent by overnight delivery service, or mailed to each member thereof, in either case addressed to such member at such member's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such member at such place by telegraph or telecopy or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat and no member shall protest the lack of notice to such member. Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these By-laws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

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                                    ARTICLE V

                                    Officers

               SECTION  1.  Number;   Term  of  Office.   The  officers  of  the
Corporation  shall be such officers,  which may include a Chairman of the Board,
Chief  Executive  Officer  or  Co-Chief  Executive  Officers,  President,  Chief
Operating  Officer,  Chairman of the  Executive  Committee  and one or more Vice
Chairmen  and  Vice  Presidents  (including,   without  limitation,   Assistant,
Executive,  Senior and Group Vice  Presidents)  and a Treasurer,  Secretary  and
Controller and such other officers or agents with such titles and such duties as the  Board  may  from  time to time  determine,  each  to have  such  authority, functions or duties as in these  By-laws  provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such  person's  successor  shall have been  chosen and shall qualify,  or until such person's  death or  resignation,  or until such person's removal in the manner hereinafter  provided.  The Chairman,  the Chief Executive
Officers,  the Vice-Chairmen,  the Chairman of the Executive Committee,  and the
President,  if any,  shall be elected from among the  directors.  One person may hold the offices  and  perform  the duties of any two or more of said  officers;
provided,  however,  that no officer shall  execute,  acknowledge  or verify any instrument in more than one capacity if such  instrument is required by law, the
Certificate or these By-laws to be executed,  acknowledged or verified by two or more officers.  The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe  their powers and duties.  The Board may  require any  officer or agent to give  security  for the faithful performance of such person's duties.

               Except as otherwise provided by these By-laws, any reference to the Chairman or Chief Executive Officer in these Bylaws shall be deemed to mean, if there are Co-Chairmen or Co-Chief Executive Officers, either Co-Chairmen or either Co-Chief Executive Officer, each of whom may severally exercise the full powers and authorities of the office of Chairman or Chief Executive Officer, as the case may be.

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               SECTION 2.  Removal.  Any officer may be removed,  either with or without  cause,  by the Board at any meeting  thereof called for the purpose or, except in the case of any officer elected by the Board, by any superior  officer upon whom such power may be conferred by the Board.

               SECTION 3. Resignation. Any officer may resign at any time by giving notice to the Board, the Chairman or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

               SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such office.

               SECTION 5. Chairman of the Board. The Chairman shall, if present, preside at meetings of the Board and, if present, preside at meetings of the stockholders, and, if present and in the absence of the Chairman of the Executive Committee, preside at meetings of the Executive Committee. The
Chairman may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chairman shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

               SECTION 6. Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chief Executive Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board may from time to time determine.

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               SECTION 7. The President. The President shall perform such senior executive  duties as the Board shall from time to time determine.  The President shall, if present and in the absence of the Chairman, preside at meetings of the stockholders  and,  if present and in the  absence of the  Chairman,  preside at meetings of the Board and, if present and in the absence of the  Chairman of the
Executive  Committee  and the Chairman of the Board,  preside at meetings of the
Executive  Committee.  The  President  may sign and  execute  in the name of the
Corporation  deeds,  mortgages,  bonds,  contracts  or  other  instruments.  The
President shall,  when requested,  counsel with and advise the other officers of the  Corporation  and shall  perform  such other duties as he may agree with the
Chief Executive Officer or as the Board may from time to time determine.

               SECTION 8. Chief Operating Officer. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board or the Chief Executive Officer shall from time to time determine. The Chief Operating Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments. The Chief
Operating Officer, shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

               SECTION 9. Vice-Chairman of the Board. In the absence of the Chairman of the Board and the President, the Vice-Chairman of the Board (the
"Vice Chairman") if one shall have been elected, or if there shall be more than one, a Vice-Chairman as designated by the Chairman or the President, or, in the absence of such designation, as designated by the Board, shall, if present, preside at meetings of the Board. The Vice Chairman may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments.
The Vice Chairman shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

               SECTION 10. Chairman of the Executive Committee. The Chairman of the Executive Committee shall, if present, preside at

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meetings of the Executive  Committee.  The Chairman of the  Executive  Committee
shall perform such other duties as the Board or the Executive Committee may from time to time determine. The Chairman of the Executive Committee shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

               SECTION 11. Chief Financial Officer. The Chief Financial Officer of the Corporation, if one shall have been elected, shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief
Financial Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief
Executive Officer or as the Board may from time to time determine.

               SECTION 12. Vice-Presidents. Any Vice-President shall have such powers and duties as shall be prescribed by his superior officer or the Board.
Any Vice-President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

               SECTION 13. Treasurer. The Treasurer, if one shall have been elected, shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Treasurer shall, when requested, counsel with and

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advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

               SECTION 14. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or the Chief Financial Officer or as the Board may from time to time determine.

               SECTION 15. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

               SECTION 16. Assistant Treasurers and Assistant  Secretaries.  Any
Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board. Any Assistant Treasurer or Assistant
Secretary shall perform such duties as shall be assigned to them by the Treasurer or Secretary, respectively, or by the Chairman of the Board or by

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the Chief Executive Officer.

                                   ARTICLE VI

                                 Indemnification

               SECTION 1. Right to Indemnification. The Corporation, to the fullest extent permitted or required by Delaware General Corporation Law or other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise
(including, without limitation, any employee benefit plan) (a "Covered Entity") against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after a Change in Control (as hereinafter defined in Section 4(e) of this Article).
Any director or officer of the Corporation entitled to indemnification as provided in this Section 1 is hereinafter called an "Indemnitee". Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such proceeding, consistent with

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the provisions of applicable  law as then in effect and the other  provisions of this Article.

               SECTION 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in
Section 1 of this Article or incurred by any such director, officer, employee or agent in connection with any Proceeding referred to in Section 1 of this Article, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article.

               SECTION 3. Indemnification Not Exclusive Right. The right of indemnification provided in this Article shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any Indemnitee under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

               SECTION 4. Advancement of Expenses; Procedures;  Presumptions and
Effect of Certain Proceedings;  Remedies. In furtherance,  but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies
shall  apply  with  respect  to   advancement  of  expenses  and  the  right  to
indemnification under this Article:

                      (a)  Advancement  of  Expenses.  All  reasonable  expenses
(including attorney's fees) incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the

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Indemnitee  requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if ultimately it should be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

                      (b)  Procedure  for   Determination   of   Entitlement  to
Indemnification. (i) To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary a written  request,  including such  documentation and  information  as is reasonably  available to the  Indemnitee  and reasonably necessary to determine  whether and to what extent the Indemnitee is entitled to indemnification  (the  "Supporting  Documentation").  The  determination  of the
Indemnitee's entitlement to indemnification shall be made not later than 60 days after  receipt by the  Corporation  of the written  request for  indemnification together with the Supporting  Documentation.  The Secretary shall, promptly upon receipt of such a request for indemnification,  advise the Board in writing that the Indemnitee has requested indemnification.

                      (ii) The Indemnitee's entitlement to indemnification under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined in Section 4(e) of this Article), whether or not they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel (as hereinafter defined in Section 4(e) of this Article) if (x) a Change in Control (as hereinafter defined in Section
4(e) of this Article) shall have occurred and the Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested
Directors so directs; (C) by the stockholders of the Corporation; or (D) as provided in Section 4(c) of this Article.

                      (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)
(ii) of this Article, a majority of the Disinterested Directors shall select the Independent Counsel, but only an

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Independent  Counsel  to  which  the  Indemnitee  does  not  reasonably  object;
provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent
Counsel to which a majority of the Disinterested Directors does not reasonably object.

                      (c) Presumptions and Effect of Certain Proceedings. Except
as otherwise  expressly  provided in this Article,  if a Change in Control shall
have   occurred,   the   Indemnitee   shall  be   presumed  to  be  entitled  to
indemnification  under this  Article  (with  respect  to  actions  or  omissions occurring  prior to such Change in  Control)  upon  submission  of a request for indemnification  together with the Supporting  Documentation  in accordance with
Section 4(b)(i) of this Article,  and thereafter the Corporation  shall have the
burden  of  proof  to  overcome   that   presumption   in  reaching  a  contrary
determination.  In any event,  if the person or persons  empowered under Section
4(b) of this Article to determine  entitlement to indemnification shall not have been  appointed  or shall not have  made a  determination  within 60 days  after receipt by the Corporation of the request therefor, together with the Supporting
Documentation,  the Indemnitee  shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material  fact in making the request for  indemnification  or in the  Supporting
Documentation or (B) such  indemnification is prohibited by law. The termination of any Proceeding described in Section 1 of this Article, or of any claim, issue or matter therein, by judgment,  order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the  Indemnitee to  indemnification  or create a  presumption  that the
Indemnitee  did not act in good  faith  and in a  manner  which  the  Indemnitee reasonably  believed  to be in or not  opposed  to  the  best  interests  of the
Corporation or, with respect to any criminal proceeding, that the Indemnitee had reasonable cause to believe that such conduct was unlawful.

                      (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4(b) of this Article that the Indemnitee is not entitled to indemnification under this Article, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the

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Indemnitee's  sole option,  in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American
Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article (with respect to actions or omissions occurring prior to such Change in Control).

                      (ii) If a determination  shall have been made or deemed to have been  made,  pursuant  to  Section  4(b) or (c) of this  Article,  that the
Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts  constituting such  indemnification  within five days after such determination  has  been  made  or  deemed  to  have  been  made  and  shall  be
conclusively   bound   by  such   determination   unless   (A)  the   Indemnitee
misrepresented  or failed to disclose a material  fact in making the request for indemnification or in the Supporting  Documentation or (B) such  indemnification is  prohibited  by law.  In the event that (X)  advancement  of  expenses is not timely  made  pursuant  to  Section  4(a)  of this  Article  or (Y)  payment  of
indemnification   is  not  made  within  five  days  after  a  determination  of entitlement  to  indemnification  has been  made or  deemed  to have  been  made pursuant  to  Section  4(b) or (c) of this  Article,  the  Indemnitee  shall  be entitled to seek judicial enforcement of the Corporation's  obligation to pay to the Indemnitee such advancement of expenses or indemnification.  Notwithstanding the foregoing,  the Corporation may bring an action,  in an appropriate court in the State of Delaware or any other court of competent  jurisdiction,  contesting the right of the  Indemnitee to receive  indemnification  hereunder,  due to the occurrence of an event described in sub-clause (A) or (B) of this clause (ii) (a
"Disqualifying  Event");  provided,   however,  that  in  any  such  action  the
Corporation   shall  have  the  burden  of  proving  the   occurrence   of  such
Disqualifying Event.

                      (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions

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of this Article are not valid,  binding and  enforceable  and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article.

                      (iv) In the event that the  Indemnitee,  pursuant  to this
Section 4(d), seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                      (e) Definitions. For purposes of this Section 4:

                      (i) "Authorized Officer" means any one of the Chairman, the President, a Vice Chairman, the Chief Financial Officer, any Vice President or the Secretary of the Corporation.

                      (ii) "Change in Control" means the occurrence of any of the following (w) any merger or consolidation of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (x) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or the liquidation or dissolution of the Corporation, (y) any person (as such term is defined in Section 4(c) of Article V of the Certificate of Incorporation) shall become an Interested Stockholder (as defined therein) without the prior consent of the Board, or (z) during any period of two consecutive years, individuals who at the beginning of such period who shall

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have constituted the entire Board shall have ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director shall have been approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                      (iii) "Disinterested Director" means a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                      (iv) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article.

               SECTION 5.  Severability.  If any provision or provisions of this
Article  shall be held to be invalid,  illegal or  unenforceable  for any reason whatsoever:  (a) the  validity,  legality and  enforceability  of the  remaining provisions of this Article (including,  without limitation,  all portions of any paragraph  of this Article  containing  any such  provision  held to be invalid,
illegal  or  unenforceable,   that  are  not  themselves  invalid,   illegal  or
unenforceable)  shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including,  without limitation,  all portions of any paragraph of this Article  containing  any such provision held to be invalid, illegal or unenforceable,  that are not themselves invalid,  illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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               SECTION 6. Indemnification of Employees Serving as Directors. The
Corporation,  to the  fullest  extent of the  provisions  of this  Article  with respect to the  indemnification  of directors  and officers of the  Corporation, shall  indemnify any person who is or was an employee of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any  threatened,  pending or completed  Proceeding by reason of the fact that such employee is or was serving
(a) as a director of a corporation in which the  Corporation  had at the time of such service, directly or indirectly, a 50 percent or greater equity interest (a
"Subsidiary  Director") and (b) at the written request of an Authorized Officer, as a director of another corporation in which the Corporation had at the time of such service, directly or indirectly, a less than 50 percent equity interest (or no equity interest at all) or in a capacity equivalent to that of a director for any partnership,  joint venture, trust or other enterprise  (including,  without limitation,  any employee benefit plan) in which the Corporation has an interest
(a "Requested  Employee"),  against all expenses  (including  attorneys'  fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such  Subsidiary  Director  or  Requested  Employee in  connection  with such
Proceeding.  The  Corporation  may also  advance  expenses  incurred by any such
Subsidiary   Director  or  Requested   Employee  in  connection  with  any  such
Proceeding,  consistent  with the provisions of this Article with respect to the advancement of expenses of directors and officers of the Corporation.

               SECTION   7.    Indemnification    of   Employees   and   Agents.
Notwithstanding  any  other  provision  or  provisions  of  this  Article,   the
Corporation,  to the  fullest  extent of the  provisions  of this  Article  with respect to the indemnification of directors and officers of the Corporation, may indemnify  any person  other than a director  or officer of the  Corporation,  a
Subsidiary Director or a Requested Employee,  who is or was an employee or agent of the Corporation and who is or was involved in any manner (including,  without limitation,  as a party or a witness) or is threatened to be made so involved in any threatened,  pending or completed Proceeding by reason of the fact that such person is or was a  director,  officer,  employee  or agent of a Covered  Entity against all expenses (including attorneys' fees),  judgments,  fines and amounts paid in

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settlement  actually and reasonably  incurred by such person in connection  with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of this Article with respect to the advancement of expenses of directors and officers of the Corporation.

                                   ARTICLE VII

                                  Capital Stock

               SECTION 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman or the President, a Vice Chairman or any Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

               The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

               SECTION 2. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock

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transfer power (or by proper evidence of succession,  assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

               SECTION 3. Registered Stockholders and Addresses of Stockholders.
The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

               Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the stock record books of the Corporation or at such person's last known post office address.

               SECTION 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may

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issue to such holder a new  certificate  or  certificates  for shares,  upon the surrender  of the  mutilated  certificate  or,  in the  case of  loss,  theft or destruction of the certificate,  upon satisfactory  proof of such loss, theft or destruction;  the Board,  or a committee  designated  thereby,  or the  transfer agents and registrars for the stock, may, in their discretion, require the owner
of  the  lost,  stolen  or  destroyed   certificate,   or  such  person's  legal
representative,  to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify  the  Corporation  and said transfer agents  and  registrars  against  any claim  that may be made on  account of the alleged loss,  theft or destruction  of any such  certificate or the issuance of such new certificate.

               SECTION 5. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

               SECTION 6.  Fixing  Date for  Determination  of  Stockholders  of
Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

               SECTION 7. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

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                                  ARTICLE VIII

                                      Seal

               The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures of "Corporate Seal Delaware 1983", or such other words or figures as the Board may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   ARTICLE IX

                                   Fiscal Year

               The fiscal year of the Corporation shall end on the 31st day of December in each year.

                                    ARTICLE X

                                Waiver of Notice

               Whenever any notice whatsoever is required to be given by these By-laws, by the Certificate or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                                   ARTICLE XI

                                   Amendments

               Any By-law (other than this Article XI) may be adopted, repealed, altered or amended by a majority of the entire Board at

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any meeting thereof, provided that such proposed action in respect thereof shall be stated in the notice of such Meeting. The stockholders of the Corporation shall have the power to amend, alter or repeal any provision of these By-laws only to the extent and in the manner provided in the Certificate.

                                   ARTICLE XII

                                  Miscellaneous

               SECTION 1. Execution of Documents. The Board or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and may authorize
(including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or any such committee may determine. In the absence of such designation referred to in the first sentence of this Section, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

               SECTION 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or any committee thereof or any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee or in these By-laws shall select.

               SECTION 3. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by any officer of the Corporation to whom power in respect of financial operations shall have been delegated by the Board or any such committee thereof or as set forth in these By-laws.

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               SECTION 4.  Proxies in  Respect of Stock or Other  Securities  of
Other  Corporations.  The Board or any  committee  thereof  shall  designate the officers  of the  Corporation  who  shall  have  authority  from time to time to appoint an agent or agents of the  Corporation  to  exercise  in the name and on behalf of the  Corporation  the powers and rights which the Corporation may have as the holder of stock or other  securities  in any other  corporation  or other entity,  and to vote or consent in  respect  of such stock or  securities;  such designated  officers  may  instruct the person or persons so appointed as to the manner of exercising such powers and rights;  and such  designated  officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other  instruments  as they may deem  necessary  or proper in order  that the
Corporation may exercise its said powers and rights.

               SECTION 5. Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these By-laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate and applicable laws.

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